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                                                             Exhibit 23


INDEPENDENT AUDITORS' CONSENT



ENSERCH Corporation:


We consent to the incorporation by reference in Registration Statements No. 33-47911 of ENSERCH Corporation and No. 33-60587 of Enserch Exploration, Inc. on Forms S-8 of our report dated June 26, 1997, appearing in this Annual Report on Form 11-K of the ENSERCH Corporation Employee Stock Purchase and Savings Plan for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Dallas, Texas
June 27, 1997